UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 18, 2015, the Board of Directors (the "Board") of PPL Corporation (the "Company" or "PPL") adopted amendments to the Bylaws (the "Bylaws") of the Company, effective December 18, 2015, primarily to implement a proxy access bylaw.

After a non-binding proxy access shareowner proposal received approval at PPL's 2015 annual meeting of shareowners, the Company had further discussions with the proponent and then reached out to a number of its largest shareowners, representing approximately 38% of its outstanding stock, to discuss a variety of corporate governance matters, including proxy access. This process allowed the Company to gain valuable feedback from its shareowners regarding proxy access, including feedback as to the particular proxy access parameters that PPL's shareowners view as appropriate.  Based on the approval of the shareowner proposal at the 2015 annual meeting and the feedback received from PPL's shareowners during this engagement process, the Board designed a proxy access framework for the Company which it believes will provide meaningful access for shareowners while safeguarding the long-term interests of PPL and its shareowners and limiting the potential for abuse.

Pursuant to new Article III, Section 3.18 of the Bylaws, a shareowner, or a group of up to 25 shareowners, owning 3% or more of the Company's outstanding common stock continuously for at least three years, may nominate, and include in the Company's proxy materials, directors constituting up to the greater of (i) 20% of the Board or (ii) two directors, provided that the shareowner(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

In connection with the Company's adoption of proxy access and in order to ensure full disclosure in regard to a nominating shareowner's ownership position in PPL, Article III, Section 3.16 of the Bylaws has also been amended to expand the disclosure requirements for the nomination of directors under the Company's advance notice provision, including disclosure of securities ownership, derivative and short positions, certain interests that the nominating shareowner or director nominee might have in the nomination and such other information as the Company may reasonably request.

The description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Bylaws filed as Exhibit 3(ii) to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	3(ii) -	Amended and Restated Bylaws of PPL Corporation, effective as of December 18, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

Dated:  December 21, 2015